Quest Solution, Inc. Schedules Conference Call

to Discuss Third Quarter 2015 Financial Results

-Call Scheduled for November 12, 2015 at 4:30 p.m. ET-

HENDERSON, NV—November 9, 2015 - Quest Solution, Inc, “The Company” (OTCQB: QUES), today announced that management will conduct a conference call on Thursday, November 12, 2015 at 4:30 p.m. ET. Management will discuss the Company’s financial results for the third quarter, provide a general corporate update and conduct a question and answer period.

Conference call information:

Date and time:	Thursday, November 12, 2015 at 4:30 p.m. ET
Dial-in number:	1-877-407-8031 (domestic) or 1-201-689-8031 (international)
Replay number:	1-877-660-6853 (domestic) or 1-201-612-7415 (international). Please use passcode 13624692 to access the replay. The replay will be available until December 12, 2015.
Webcast link:	http://www.investorcalendar.com/IC/CEPage.asp?ID=174515

About Quest Solution, Inc.

Quest Solution, Inc. is a leading provider in the technology, software, and mobile data collection systems business. In November 2014, the Company announced that Bar Code Specialties, Inc. (BCS) joined with Quest Solution, Inc. In October 2015, the Company announced Canada based ViascanQData, Inc. had joined the Company well.

Quest Solution, Inc. serves as a national mobility and data collection systems integrator with a focus on design, delivery, deployment and support of fully integrated mobile solutions. The Company takes a consultative approach by offering end to end solutions that include hardware, software, communications and full lifecycle management services. The highly tenured team of professionals simplifies the integration process and delivers proven problem solving solutions backed by numerous customer references.

Investor Contacts:

Hayden IR

Brett Maas

(646) 536-7331

brett@haydenir.com

Cameron Donahue

(651) 653-1854

cameron@haydenir.com